EXHIBIT 10.2
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made and entered into as of June 30, 2008, by and among L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”), and LRSR LLC, a Delaware limited liability company and/or any of its permitted assignees (collectively, the “Purchaser”).
RECITALS
     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of March 23, 2008, by and among the Company, Dolomite Acquisition Co., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Digimarc Corporation, a Delaware corporation (“Digimarc”);
     WHEREAS, the Company is entering into an Amended and Restated Merger Agreement with Digimarc, attached as Exhibit A (as amended from time to time, the “Merger Agreement”), in order to provide for an enhanced all-cash offer to purchase all of the issued and outstanding shares of capital stock and other equity interests of and in Digimarc on the terms, for the consideration and subject to the conditions set forth in the Merger Agreement;
     WHEREAS, in order to finance the transactions contemplated by the Merger Agreement, the Company desires to issue and sell to the Purchaser, shares of its common stock, par value $0.001 per share (the “Common Stock”), and the Purchaser desires to purchase and acquire from the Company that number of shares of Common Stock determined in accordance with Section 1(b) (the “Purchased Shares”);
     WHEREAS, concurrently herewith, certain parties (each, an “Investor” and collectively, the “Investors”) have each entered into a Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the respective Investor (each an “Investor Agreement” and collectively, the “Investor Agreements”), pursuant to which the Company shall issue and sell to each Investor, that number of shares of Common Stock specified in such Investor Agreement;
     WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and
     WHEREAS, immediately prior to the Closing, the Company and the Purchaser will enter into a Registration Rights Agreement in the form attached hereto as Exhibit B, providing for the registration under the Securities Act of the resale of the Purchased Shares and, if issued, the Price Protection Shares (as defined herein) and the Option Shares (as defined herein), on the terms and conditions set forth therein (the “Registration Rights Agreement”);
     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AGREEMENT TO PURCHASE AND SELL SHARES.
          (a) Authorization. The Company’s Board of Directors has duly authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of the Purchased Shares and the issuance, pursuant to the terms and conditions of Section 5(b) hereof (the “Price Protection Share Right”), of additional shares of Common Stock (the “Price Protection Shares”) and, if applicable pursuant to the terms and conditions of Section 10(b) hereof (the “Option Share Right”), additional shares of Common Stock upon termination of this Agreement (the “Option Shares” and, together with the Price Protection Shares and the Purchased Shares, the “Private Placement Shares”).
          (b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to sell and issue to the Purchaser, that number of Purchased Shares as determined in accordance with this Section 1(b). The number of Purchased Shares to be purchased by the Purchaser at the Closing shall be either:
               (i) (x) $60,000,000 divided by (y) $ 13.19 per share; or
               (ii) (x) $60,000,000 divided by (y) a per share price representing a 4% discount from the volume weighted average price (VWAP) of the Common Stock on the NYSE on Monday, June 30, 2008, as reported by Bloomberg Financial Markets.
               The Company shall notify the Purchaser of the actual price per share set forth in clause (y) of Section 1(b)(ii) in a price notice, in a form attached hereto as Exhibit C (the “Price Notice”), which shall be delivered to the Purchaser no later than 5:30 p.m. EDT on Monday, June 30, 2008. The Purchaser shall elect to purchase that number of Purchased Shares set forth in either Section 1(b)(i) or 1(b)(ii) by returning the Price Notice to the Company prior to 11:59 p.m. EDT on Monday, June 30, 2008. The price per share for the Purchased Shares, as elected by the Purchaser in the Price Notice, shall be referred to herein as the Per Share Price.
          (c) Use of Proceeds. The Company will apply all of the net proceeds from the sale of the Purchased Shares and the shares to be purchased pursuant to the Investor Agreements solely to pay the consideration required by the Merger Agreement and to pay the expenses of the Company relating to the transactions contemplated by the Merger Agreement.
          (d) Independence. Nothing contained herein or in the Registration Rights Agreement or the other agreements, instruments and documents contemplated hereby and thereby (collectively, the “Transaction Documents”), and no action taken by the Purchaser pursuant hereto or thereto shall be deemed to create or constitute a partnership, association, joint venture or any other kind of entity among the Purchaser and any of the Investors, or create a presumption that the Purchaser and any of the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or any other legal or regulatory obligations or requirements. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and any of the other Transaction Documents, and it shall not be necessary for any Investor to be joined as an additional party in any proceeding for such purpose.
     2. CLOSING.
          (a) Closing. The completion of the purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 9:00 a.m., local time, upon five (5) Business Days’ written notice (the “Closing Notice”) from the Company to the Purchaser stating that the conditions set forth in Articles 7, 8 and 9 hereof are expected to be satisfied or waived as of such date and, identify such condition that is expected to be or has been waived or otherwise changed or amended (the “Closing Conditions”). The obligations of the parties to consummate the Closing shall remain subject solely to the actual satisfaction or waiver of the Closing Conditions. At the Closing, the Company shall, against delivery of full payment for the Purchased Shares to be purchased by the Purchaser as determined in accordance with Section 1(b) hereof, in accordance with Section 7(b)(z) and by wire transfer of $60,000,000 in immediately available funds in accordance with the wire transfer instructions attached hereto as Exhibit D, authorize its transfer agent to either issue to the Purchaser via the Depository Trust Company’s DWAC system to the account of the Purchaser’s broker, the number of Purchased Shares as determined in accordance with Section 1(b) hereof or issue to the Purchaser one or more stock certificates (the “Certificates”) registered in the name of the Purchaser (or in such nominee name(s) as designated by the Purchaser not later than 2 Business Days prior to the Closing by delivery of the Stock Certificate Questionnaire in the form attached hereto as Schedule I (the “Stock Certificate Questionnaire”)), representing the number of Purchased Shares as determined in accordance with Section 1(b) hereof, and bearing the legend set forth in Section 4(j) herein. Closing documents may be delivered by facsimile. The date of the Closing is referred to herein as the “Closing Date.”
          (b) For purposes of this Agreement, “Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed and “Law” means statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (including common law).
     3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY.
     The Company hereby represents and warrants to the Purchaser that except as disclosed (a) in the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2007, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 and (iii) Proxy Statement for its 2008 annual meeting of stockholders, including documents filed or incorporated by reference as exhibits thereto but excluding disclosure referred to in the “Risk Factors” and “Note Regarding Forward Looking Statements” sections thereof or (b) in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by the Company to the Purchaser simultaneously with the execution of this Agreement and attached hereto as Exhibit D (the “Disclosure Letter”):

          (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement,
          (i) “Company Material Adverse Effect” means any change, event, occurrence or effect that is materially adverse to the combined business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries and Digimarc and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, and no change, event, occurrence or effect resulting from, attributable to or arising out of any of the following shall constitute, a Company Material Adverse Effect: (a) changes generally affecting (i) the industries in which the Company, Digimarc and their respective Subsidiaries operate, or (ii) the economy or the capital markets, in each case, in the United States, (b) changes after the date hereof in Law or in GAAP, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (e) earthquakes, hurricanes, tornados or other natural disasters, (f) any decline in the market price, or change in trading volume, of the capital stock of the Company or Digimarc or (g) the suspension of trading generally on the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market; provided, further, however, (A) that any change, event, occurrence or effect referred to in clauses (a), (b), (d) and (e) shall be taken into account for purposes of such clause only so long as such change, event, occurrence or effect does not adversely affect the Company, Digimarc and their respective Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the industries in which the Company, Digimarc and their respective Subsidiaries operate and (B) that for purposes of clause (f), any change, event, occurrence or effect underlying such decline, change or failure not otherwise excluded in the other exceptions (a) through (g) of this definition shall be taken into account in determining whether a Company Material Adverse Effect has occurred. With respect to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 3(c) and Sections 3(e), the exceptions set forth in clause (c) shall not apply;
          (ii) “GAAP” means accounting principles generally accepted in the United States of America; and
          (iii) “Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
          (b) Capitalization.
          (i) The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share. At the close of business on June 27, 2008, (a) 77,622,370 shares of Common Stock were issued and outstanding, (b) 366,815 shares of Common Stock were held by the Company in its treasury, (c) 11,454,695 shares of Common Stock were reserved for issuance under the Company Stock Plans (of which 7,784,028 shares of Common Stock were subject to outstanding options to purchase shares of Common Stock granted under the Company Stock Plans) and (d) no shares of preferred stock were issued or outstanding. As of the date of this Agreement, there are not any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Common Stock. Copies of the agreements listed in Section 3(b)(i) of the Disclosure Letter have been provided to the Purchaser simultaneously with the execution of this Agreement and are true, complete and accurate copies of such agreements.
          (ii) For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority; “Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational; “Company Stock Plans” means, collectively, the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named the Viisage Technology, Inc. 2005 Long-Term Incentive Plan), Identix Incorporated 1995 Equity Incentive Plan, Identix Incorporated 2000 New Employee Stock Incentive Plan, Identix Incorporated 2002 Equity Incentive Plan, Identix Incorporated Non-Employee Directors Stock Option Plan, Imaging Automation, Inc. 1996 Stock Option Plan, Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan, Visionics Corporation 1990 Stock Option Plan, Visionics Corporation 1998 Stock Option Plan, Visionics Corporation Stock Incentive Plan, Viisage Technology, Inc. 2006 Employee Stock Purchase Plan, Viisage Technology, Inc. 2001 Stock in Lieu of Cash Compensation Plan, Viisage Technology, Inc. Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1999 Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1997 Employee Stock Purchase Plan, as amended,

Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended, Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended, ZN Employees Stock Option Plan, Bioscrypt Inc. Stock Option Plan and Bioscrypt Inc. A4 Vision Plan.
          (c) Authority; Noncontravention.
               (i) The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the other Transaction Documents and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (collectively, the “Transactions”). The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the Transactions, have been duly authorized and approved by its board of directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions. The Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.
               (ii) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company or (ii) (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any Contract or Company Permit to which the Company or its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.
               (iii) As used in this Agreement, a “Contract” means a written or oral loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation, “Company Permits”

means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained by the Company and each of its Subsidiaries, in each case necessary for the lawful conduct of their respective businesses and “Lien” means all liens, pledges, charges, mortgages, encumbrances, transfer restrictions, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” Laws of the various States of the United States).
          (d) Valid Issuance of Purchased Shares, Price Protection Shares and Option Shares. (i) The Purchased Shares will be, upon payment therefor by the Purchaser, in accordance with this Agreement, and (ii) the Price Protection Shares and the Option Shares will be, if and when issued in accordance with the terms of the Price Protection Share Right or the Option Share Right, as applicable, duly authorized, validly issued, fully paid and non-assessable, free from all Liens. No co-sale right, right of first refusal, pre-emptive right or other similar rights exist with respect to the Purchased Shares, Price Protection Shares, Option Shares, or the issuance and sale thereof.
          (e) Governmental Approvals. Except for the filings, if required under, and compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (as amended, the “HSR Act”) with respect to consummation of the transactions contemplated by this Agreement, the approval for listing of the Purchased Shares and, if applicable, the Price Protection Shares and the Option Shares on the NYSE and such post-Closing filings as must be made to comply with the terms of state and federal securities laws, the terms of the Registration Rights Agreement and the listing requirements of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.
          (f) SEC Documents; Undisclosed Liabilities.
               (i) Reports. The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since December 31, 2006 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been reviewed or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. The SEC has not notified the Company that it is the subject of any ongoing SEC review or investigation, and to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation. As used in this Agreement, “Knowledge” means actual knowledge, after due inquiry of such person’s direct reports, of the executive officers of the Company.
               (ii) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which have been or for the quarter ended March 31, 2008, could reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole). Without limiting the generality of the foregoing, with respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Company SEC Documents, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in such Company SEC Documents.
               (iii) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures were determined to be effective in all material respects to ensure that information required to be disclosed by the Company in the reports that it filed under the Exchange Act since December 31, 2006 was recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s Independent Registered Public Accounting Firm and the audit committee of the board of directors of the Company (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financing reporting which are reasonably likely to affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and accurate. The management of the Company assessed the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2007, and concluded that the internal control over financial reporting was effective. To the Knowledge of the Company, as of the date hereof, there is no material weakness in the design or operation of internal control over financial reporting which is reasonably likely to affect the Company’s ability to record, process, summarize and report financial information.
               (iv) The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. The Company is in compliance, in all material respects, with the applicable listing and corporate governance rules and regulations of the NYSE.
               (v) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved for on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities and obligations (i) as and to the extent reflected or reserved for on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2007 included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), (ii) incurred in connection with the Transactions or the Merger Agreement, (iii) incurred after December 31, 2007 in the ordinary course of business consistent with past practice or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (vi) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined below), including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s published financial statements or any Company SEC Documents.
          “Affiliate” means, with respect to any Person hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such Person. The term “control” shall mean the power to direct the affaires of such Person by reason of ownership of voting stock or other equity interests, by contract or otherwise.
          “Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
          (g) Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions.
          (h) Absence of Certain Changes or Events. From December 31, 2007 to the date of this Agreement, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, since December 31, 2007, the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the foregoing, except as disclosed in the Filed Company SEC Documents, since December 31, 2007, there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof.
          (i) Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority.
          (j) Compliance with Laws, Permits.

               (i) The Company and its Subsidiaries are (and since December 31, 2005 have been) in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations.
               (ii) The Company and each of its Subsidiaries holds all Company Permits necessary for the lawful conduct of their respective businesses. The Company and its Subsidiaries are (and since December 31, 2005 have been) in compliance with the terms of all Company Permits, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2005, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (i) claimed or alleged that the Company or any of its Subsidiaries was not in material compliance with any Company Permit or (ii) was considering the amendment, termination, revocation or cancellation of any Company Permit.
          (k) No Vote Required. No vote of the stockholders of the Company is required by Law, the Company’s certificate of incorporation or bylaws or otherwise for the Company to complete the Transactions, including the issuance of the Purchased Shares and, if applicable, the Price Protection Shares or the Option Shares.
          (l) Material Customers and Suppliers. Since December 31, 2007, no material customer or supplier of the Company or its Subsidiaries, including any Governmental Authority, has given the Company or its Subsidiaries any written notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer or supplier and the Company or its Subsidiaries, and there has not been any materially adverse change in the business relationship of the Company or its Subsidiaries with any such customer or supplier.
          (m) Export Controls. Each of the Company and its Subsidiaries is conducting, and has conducted, its export transactions in accordance in all material respects with all applicable U.S. export and re-export control Laws and, to the Knowledge of the Company, all other applicable import/export controls in other countries in which the Company and its Subsidiaries conduct business. Neither the Company nor any of its Subsidiaries has a customer, supplier or distributor relationship with, or is a party to any agreement with, any Person (a) organized or domiciled in or that is a citizen of, the Balkans, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental Authority of any such country) or (b) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.
          (n) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchaser in Section 4 hereof, the offer and issuance of the Purchased Shares, the Price Protection Share Right, the Option Share Right and if applicable, the Price Protection Shares and the Option Shares to the Purchaser is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising, including but not limited to, advertisement, articles notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, in connection with the offer and sale of the Purchased Shares, the Price Protection Share Right, the Option Share Right and if applicable, the Price Protection Shares or the Option Shares.
          (o) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would equire registration of any of the Securities under the Securities Act or cause the offering of the Purchased Shares, the Price Protection Share Right, the Option Share Right or, if applicable, the issuance of the Price Protection Shares or the Option Shares to be integrated with prior or concurrent offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Purchased Shares, the Price Protection Share Right, the Option Share Right, or if applicable, the issuance of the Price Protection Shares or the Option Shares under the Securities Act or cause the offering of the Purchased Shares, the Price Protection Share Right, the Option Share Right, or if applicable, the issuance of the Price Protection Shares or the Option Shares to be integrated with other offerings.
          (p) NYSE Listing Matters. The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act and are listed on the NYSE under the ticker symbol “ID.” The Company has not received any notice that it is not currently in compliance with the listing or maintenance requirements of the NYSE. The issuance and sale of the Purchased Shares under this Agreement do not contravene the rules and regulations of the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE.
          (q) Investment Company. Neither the Company nor any of its Subsidiaries is, or, immediately after receipt of payment for the Purchased Shares and consummation of the contemplated transactions, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended) and the rules and regulations of the SEC thereunder.
          (r) Registration Rights. The registration rights agreed to with the Investors are on substantially the same terms as set forth in the Registration Rights Agreement.
     4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, and agrees as follows:

          (a) Organization, Good Standing and Qualification. The Purchaser has all corporate, limited liability company, partnership, trust or individual power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby and consummate the transactions contemplated hereby and thereby.
          (b) Authority. The execution, delivery and performance of all obligations of the Purchaser under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of the Purchaser, and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.
          (c) No Conflicts. There is no provision of (i) the organizational documents of the Purchaser; (ii) any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Purchaser or (iii) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality applicable to Purchaser, that could, in any case, prevent, enjoin, alter, challenge or delay the consummation of the Transactions.
          (d) Purchase for Own Account. The Purchased Shares, the Price Protection Share Right, the Option Share Right and, if applicable, the Price Protection Shares or the Option Shares, are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the distribution thereof. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares, Price Protection Shares or Option Shares. The Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person, to sell or otherwise distribute the Purchased Shares and if applicable, the Price Protection Shares or Option Shares. Notwithstanding the foregoing, the parties hereto acknowledge (i) that the Purchaser does not agree to hold any of the Purchased Shares, Price Protection Shares or Option Shares for any minimum or other specific term and (ii) the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.
          (e) Investment Experience. The Purchaser understands that the purchase of the Purchased Shares, the Price Protection Share Right and the Option Share Right and, if applicable the exercise of the Option Share Right involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that the Purchaser is able to bear the economic risk of its investment in the Purchased Shares and if applicable, the Price Protection Shares or Option Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of this investment in the Purchased Shares and if applicable, the Price Protection Shares or Option Shares, and protecting the Purchaser’s own interests in connection with this investment.

          (f) Status of Purchaser. The Purchaser is a “qualified institutional buyer,” as such term is defined in Rule 144A of the Securities Act. The Purchaser acknowledges that the Purchased Shares, the Price Protection Share Right, the Option Share Right and, if applicable the Price Protection Shares and the Option Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.
          (g) Reliance Upon Purchaser’s Representations. The Purchaser understands that the issuance and sale of the Purchased Shares, the Price Protection Share Right and the Option Share Right and, if applicable, the issuance of the Price Protection Shares and Option Shares to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof, and that the Company’s and the Purchaser’s reliance on such exemption is based on the Purchaser’s representations set forth herein and in the Suitability Questionnaire.
          (h) Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Shares, Price Protection Share Right, Option Share Right and, if applicable, the exercise of the Option Share Right, and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information the Purchaser deems relevant to make an informed decision to purchase the Purchased Shares, the Price Protection Share Right and the Option Share Right and, if applicable, to exercise the Option Share Right. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel thereof shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.
          (i) Restricted Securities. The Purchaser understands that the Purchased Shares, the Price Protection Share Right, the Option Share Right and if applicable, the Price Protection Shares and the Option Shares have not been, and will not upon issuance be, registered under the Securities Act and the Purchaser will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer (each such transaction, a “Transfer”) any of the Purchased Shares or if applicable, the Price Protection Shares or the Option Shares except (i) in the United States to a person who the Purchaser reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A (respecting Purchased Shares), (ii) outside of the United States in an offshore transaction in accordance with Section 904 under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act, (iv) if the Purchaser provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a Transfer of the Purchased Shares or if applicable, the Price Protection Shares or the Option Shares may be made without registration under the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering and the transferee agrees to be bound by the terms and conditions of this Agreement or (v) if the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares, the Price Protection Shares or the Option Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time (“Rule 144”) following the applicable holding period set forth therein. The Purchaser understands and agrees that Transfer of the Price Protection Share Right is subject to Section 5(b) hereof.
          (j) Legends. The Purchaser agrees that the certificates representing the Purchased Shares and, if issued, the Price Protection Shares or the Option Shares, shall bear a legend in substantially the following form (in addition to any legend required by applicable state securities or “blue sky” laws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares, Price Protection Shares or Option Shares, as applicable, if, unless otherwise required by state securities laws, (i) such Purchased Shares, Price Protection Shares or Option Shares are registered for resale under the Securities Act, the related registration statement remains available for resales, and the holder provides a representation letter, in a form reasonably acceptable to the Company, stating that the Purchased Shares, Price Protection Shares or Option Shares, as the case may be, shall be sold in compliance with the prospectus delivery requirements of the Securities Act, (ii) in connection with a Transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Transfer of the Purchased Shares, Price

Protection Shares or Option Shares, as the case may be, may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Purchased Shares, Price Protection Shares or Option Shares, as the case may be, can be Transferred without restriction pursuant to Rule 144. It is understood and agreed by the Purchaser that if the restrictive legend is removed from any Purchased Shares, the Purchaser will forfeit its Price Protection Share Right to the extent provided by Section 5(b) hereof.
     In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on Transfer set forth in this Agreement. The Company will promptly take all necessary actions to promptly remove the appropriate portion of the legend and the stop transfer orders promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.
          (k) Restrictions on Short Sales. The Purchaser represents, warrants and covenants that neither the Purchaser nor any Affiliate of the Purchaser which (x) has knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Purchased Shares, Price Protection Share Right and Option Share Right, or (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading, has engaged or will engage, directly or indirectly, during the period beginning on the date on which the Company first contacted the Purchaser regarding the Transactions and ending on the public announcement of the Transactions, in (i) any “short sales” (as such term is defined in Rule 200 promulgated under the Exchange Act) of the Purchased Shares and/or the Price Protection Share Right, Option Share Right, Price Protection Shares or Option Shares, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that Transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Shares, Price Protection Share Right, Option Share Right, Price Protection Shares or Option Shares by the Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Purchased Shares, Price Protection Share Right, Option Share Right, Price Protection Shares or Option Shares (clauses (i) and (ii) together, a “Short Sale”); except for (A) Short Sales by the Purchaser or an Affiliate of the Purchaser which was, prior to the date on which the Purchaser was first contacted regarding the Transactions, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of the Purchaser or Affiliate of the Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by the Purchaser or an Affiliate of the Purchaser which by virtue of the procedures of the Purchaser are made without knowledge of the Transactions or (C) Short Sales by the Purchaser or an Affiliate of the Purchaser to the extent that the Purchaser or Affiliate of the Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

          (l) Independence. The Purchaser has relied on the representations of the Company herein, the Company SEC Documents, information provided by the Company, and its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries. The Purchaser (or Affiliate or representative of the Purchaser) is not acting as a financial advisor or fiduciary to any Investor, and shall not have any duty or responsibility to any Investor, either initially or on a continuing basis. Without limiting the foregoing, the Purchaser (or Affiliate or representative of the Purchaser) shall not have any duty or responsibility to any Investor to make any investigation on behalf of any Investor or to provide any Investor with any information with respect to the Company and its Subsidiaries, whether coming into its possession before the purchase of the Purchased Shares, or at any time thereafter, and the Purchaser (or Affiliate or representative of the Purchaser) shall not have any responsibility with respect to the accuracy or completeness of any information provided to the Investors.
          (m) Beneficial Ownership of Company Securities. The Purchaser has disclosed to the Company all shares of Common Stock or other equity securities of the Company beneficially owned by it as of the date hereof.
     5. COVENANTS.
          (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the Closing Conditions to be satisfied by it as provided in Sections 7, 8 and 9 of this Agreement.
          (b) Price Protection Share Right. If Purchaser elects the Per Share Price provided pursuant to Section 1(b)(i) hereof, Purchaser and its transferees who are Eligible Persons (as defined below) shall have the right to receive Price Protection Shares, subject to the terms and conditions of this Section 5(b). For the avoidance of doubt, if Purchaser elects the Per Share Price provided pursuant to Section 1(b)(ii) hereof, Purchaser shall have no right to receive Price Protection Shares. If the Price Protection Share Right is applicable:
               (i) Subject to the occurrence of the Closing, if the Average Trading Price (as defined below) is less than the Per Share Price, each Eligible Person will have the right to receive, and the Company shall issue to each Eligible Person on the third Business Day after the first anniversary of the date hereof (the “Price Protection Share Issuance Date”), for no consideration, a number of Price Protection Shares equal to a fraction:
                    a) the numerator of which is (I) the product of (w) the number of Purchased Shares held by such Eligible Person as of the first anniversary of the date hereof (the “Eligible Shares”) and (x) the Per Share Price, minus (II) the product of (y) such number of Eligible Shares and (z) the Average Trading Price; and
                    b) the denominator of which is the Average Trading Price;
provided, that if the Average Trading Price is less than $12.13, the Average Trading Price shall be deemed to be $12.13 for the purposes of this clause (i).

               (ii) “Average Trading Price” shall mean the volume weighted average (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the daily volume weighted average price of a share of Common Stock on the NYSE as reported by Bloomberg Financial Markets for each of the 30 consecutive trading days ending on the last trading day prior to the first anniversary of the date hereof.
               (iii) “Eligible Person” means the Purchaser or a Person to whom the Purchaser (or another Eligible Person) Transfers any Purchased Shares in a private placement transaction that does not involve a sale to the public pursuant to a registration statement, pursuant to Rule 144 or otherwise, provided that such Person agrees in writing to be bound by the terms and provisions of this Agreement and provided further that such Transfer is otherwise in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.
               (iv) Each Eligible Person will only be entitled to receive Price Protection Shares, if any, to the extent such Eligible Person holds Eligible Shares. In order to establish its right to receive Price Protection Shares, each Eligible Person must provide to the Company within two (2) Business Days of the Price Protection Share Issuance Date a certificate in form reasonably acceptable to the Company, setting forth the number of Eligible Shares held by such Eligible Person as of the first anniversary of the Closing Date. Notwithstanding the delivery of such certificate, no Purchased Shares shall qualify as Eligible Shares if any Eligible Person has requested the removal of the restrictive legend to be placed on such Purchased Shares pursuant to Section 5(j).
               (v) No certificates or scrip representing fractional shares of Common Stock shall be issued to any Eligible Person entitled to receive Price Protection Shares. In lieu of such fractional share interests, the Company shall pay to each Eligible Person an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all Price Protection Shares to be received by such holder) would otherwise be entitled by (ii) the Average Trading Price.
               (vi) From the Closing Date through the Price Protection Share Issuance Date, the Company will at all times keep a sufficient number of shares of Common Stock reserved for issuance assuming the maximum number of shares issuable pursuant to the Price Protection Share Right provided for in this Agreement.
               (vii) The number of Price Protection Shares to be issued pursuant to this Agreement shall be adjusted to the extent appropriate to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to shares of Common Stock occurring or having a record date on or after the date of this Agreement and prior to the Price Protection Share Issuance Date.

          (c) Form D Filing. The Company hereby agrees that it shall file in a timely manner a Form D relating to the sale of the Purchased Shares and, if applicable, the Option Shares and the Price Protection Shares, under this Agreement, pursuant to Regulation D.
          (d) Reporting Status. Until the date on which the Purchaser shall have sold all of the Purchased Shares and, if applicable, the Price Protection Shares or the Option Shares (the “Reporting Period”), the Company shall use its reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act (except in connection with a reorganization of the Company or a merger or consolidation of the Company with or into another entity) even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
          (e) Financial Information. For so long as any Purchased Shares, Price Protection Shares or Option Shares remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Purchaser and any holder of Purchased Shares, Price Protection Shares or Option Shares in connection with any sale thereof, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).
          (f) NYSE Listing. The Company agrees to use its reasonable best efforts to cause the Purchased Shares and, if issued, the Price Protection Shares or the Option Shares to be authorized for listing on the NYSE, subject to official notice of issuance. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the NYSE and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NYSE.
          (g) Absence of Other Agreements, Arrangements or Understandings. Except as disclosed in Section 3(b)(i) of the Disclosure Letter, the Company has not entered into, and prior to the Closing Date, shall not enter into without the consent of the Purchaser, any agreement (written or oral), arrangement or understanding with any Person relating to or in connection with the subject matter hereof or the Transactions contemplated hereby, including any amendments to the agreements referred to in numbered paragraphs (2) and (3) of Section 3(b)(i) of the Disclosure Letter, unless the Purchaser is first offered the opportunity to simultaneously enter into (or amend an existing agreement) such agreement (written or oral), arrangement or understanding on terms that are the same or better to the Purchaser as compared to such other Person, which the Purchaser may elect to enter into in its sole discretion; provided, however, that prior to the Closing Date, in the event that the Company enters into a transaction with a strategic investor (but not, directly or indirectly, any other type of investor), including an equity investment by such strategic investor, the Company shall not be required to offer such investment first to the Purchaser pursuant to this Section 5(g), but the Company shall continue to otherwise be bound by this Section 5(g).
          (h) Confidentiality. The Purchaser agrees to use any information it receives in the course of and in connection with this transaction for the sole purpose of evaluating a possible investment in the Purchased Shares, the Price Protection Share Right, the Option Share Right and, if applicable, the exercise of the Option Share Right, and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) was already known to the Purchaser prior to its disclosure by the Company to the Purchaser, (iii) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Company (so long as the Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by the Purchaser’s personnel without access to or use of the confidential information received from the Company or (v) is legally required to be disclosed by the Purchaser under operation of law or judicial or other governmental order; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any judicial or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense; provided further, however, that notwithstanding anything contrary in this Section 5(g), the Purchaser may be in the business of making investments in and otherwise engaging in businesses which may or may not be in competition with the Company and that this Agreement in no way limits or restricts the ability of the Purchaser to make such investments or engage in such businesses, as long as such activities do not involve the use of any confidential information in an unauthorized manner.
          (i) Merger Agreement. The Company agrees that it shall not (i) enter into any material amendment to the Merger Agreement, (ii) amend the Offer (as defined in the Merger Agreement), (iii) waive any condition or material right pursuant to the Offer or the Merger Agreement, including the Merger, contained therein (each as defined in the Merger Agreement) or (iv) enter into any agreement with Digimarc having similar effect.
          (j) Reimbursement of Purchase Price. In the event that the Purchaser shall have delivered the payment of the purchase price for the Purchased Shares which the Purchaser has agreed to purchase in the Price Notice, and either (i) this Agreement shall have been terminated pursuant to Section 10 or (ii) the Closing shall not have been consummated by the Termination Date for any reason (whether or not this Agreement shall have been terminated), the Company hereby agrees that it shall promptly (but in no event later than two (2) Business Days following the earlier of the termination of this Agreement or the Termination Date, as the case may be) reimburse the Purchaser the full amount of such payment, together with interest at a rate of 10% per annum calculated daily from the date of payment by the Purchaser to the date of such reimbursement.
     6. ADVISORY FEE. Each of the parties to this Agreement hereby represents that no other broker or finder is entitled to compensation in connection with the sale of the Purchased Shares to the Purchaser by reason of any action by or agreement of such party. The Company shall indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing by the Company to any Person acting on behalf of the Company hereunder. The Purchaser shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing by the Purchaser to any Person acting on behalf of the Purchaser hereunder.
     7. CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE TRANSACTIONS. The respective obligations of the Company and the Purchaser to effect the Transactions shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transactions or making the consummation of the Transactions illegal;
          (b) Satisfaction of Merger Agreement Conditions. (x) All conditions precedent to the acceptance of shares of Digimarc common stock pursuant to the Offer, as set forth in the Merger Agreement, shall have been satisfied or waived (to the extent permitted by Law), including the Minimum Condition (as defined in the Merger Agreement), as if it was not, directly or indirectly, amended or waived, or if so amended or waived, only to the extent that it was amended or waived in compliance with the Merger Agreement and this Agreement; (y) a duly authorized officer of the Company shall delivered a certified Closing Notice to the Purchaser and (z) the Chief Executive Officer or the Chief Financial Officer of the Company shall have certified to the Purchaser that the Company has given irrevocable wire transfer instructions to transfer payment for its funding obligations as required pursuant to the Offer, which the Company shall execute immediately following receipt of funding from the Purchaser.
          (c) Securities Exemptions. The offer and sale of the Purchased Shares, the Price Protection Share Right, the Option Share Right, the exercise of the Option Share Right and, if applicable the issuance of the Price Protection Shares or the Option Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
          (d) Antitrust. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act, if any, shall have been terminated or shall have expired.
          (e) Registration Rights Agreement. The Registration Rights Agreement shall have been executed by the parties hereto.
     8. CONDITIONS TO THE PURCHASER’S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. The obligation of the Purchaser to purchase and pay for the Purchased Shares which the Purchaser has agreed to purchase at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, any of which may be waived in writing in whole or in part by the Purchaser:
          (a) Representations and Warranties True. The representations and warranties of the Company set forth in Article III hereof, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (b) Performance. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
          (c) Compliance Certificate. The Company will have delivered to the Purchaser a certificate signed on its behalf by a duly authorized officer certifying that the conditions specified in Sections 8(a) and 8(b) hereof have been fulfilled.
          (d) No Suspension of Trading or Listing of Common Stock. The Common Stock (i) shall be designated for quotation or listed on the NYSE and (ii) shall not have been suspended from trading on the NYSE (except for suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company).
          (e) Reservation of Common Stock The Company shall have reserved out of its authorized and unissued Common Stock that number of shares of Common Stock equal to the maximum number of Price Protection Shares issuable pursuant to the terms of the Price Protection Share Right.
          (f) Registration Statement. The Company shall have filed under the Securities Act, a “shelf” registration statement with respect to the Purchased Shares, providing for the registration of, and the resale on a continuous or delayed basis by the Purchaser of all of the Purchased Shares held or to be held by the Purchaser on the Closing Date, pursuant to Rule 415 or any similar rule that may be adopted by the SEC.
          (g) Opinion of Counsel. The Purchaser shall have received a favorable opinion of counsel to the Company in the form attached as Exhibit E hereto.
     9. CONDITIONS TO THE COMPANY’S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. The obligations of the Company to consummate the Transactions with respect to the Purchaser are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
          (a) Representations and Warranties True. Each of the representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

          (b) Performance. The Purchaser shall have performed and complied in all material respects with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
          (c) Payment of Purchase Price. The Purchaser shall have delivered to the Company by wire transfer of immediately available funds full payment of the purchase price for the Purchased Shares.
          (d) Delivery of Stock Certificate Questionnaire and Suitability Questionnaire. The Purchaser and any of its permitted assignees to whom rights to purchase the Purchased Shares under this Agreement shall have been assigned prior to the Closing, shall have delivered to the Company a signed copy of the Stock Certificate Questionnaire and Suitability Questionnaire in the forms attached hereto as Schedule I.
     10. TERMINATION
          (a) Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:
               (i) by mutual written consent of the Company and the Purchaser;
               (ii) by the Company or the Purchaser, if the Closing shall not have been consummated on or before December 31, 2008 (the “Termination Date”), provided, that the right to terminate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Closing to occur on or prior to such date;
               (iii) by the Purchaser, if there has been a breach of any representation, warranty or covenant made by the Company in this Agreement, such that the conditions in Section 8 are not capable of being satisfied and which have not been cured by the Company within twenty (20) calendar days after receipt of written notice from the Purchaser of such breach, provided, however, this Agreement may not be terminated pursuant to this Section 10(a)(iii) during the period commencing on receipt of the Closing Notice and ending five (5) Business Days thereafter, unless the Company shall have received a termination notice from each Investor, pursuant to Section 10(a)(iii) of the applicable Investor Agreement. Notwithstanding the foregoing, following expiration of the period referred to the proviso of the immediately preceding sentence, this Agreement may be terminated at any time pursuant to this Section 10(a)(iii);
               (iv) by the Company, if there has been a breach of any representation, warranty or covenant made by the Purchaser in this Agreement, such that the conditions in Section 9 are not capable of being satisfied and which have not been cured by the Purchaser within twenty (20) calendar days after receipt of written notice from the Company requesting such breach to be cured;

               (v) by the Company, if the Closing Conditions in Sections 7 and 8 have been satisfied, and Purchaser has failed to make payment as and when required pursuant to Section 2(a) hereof;
               (vi) by the Purchaser or by the Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions or the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; and
               (vii) by the Company or by the Purchaser, if the Merger Agreement shall have been terminated in accordance with its terms.
          (b) Option Shares. If this Agreement has been terminated by the Purchaser or the Company pursuant to Section 10(a) hereof, except in connection with a termination by the Company pursuant to Section 10(a)(v), unless on or prior to the date of such termination, the Purchaser shall have delivered notice to the Company that the Company materially breached any of its obligations hereunder which, only in the case of breach of the Company’s representations in Article III hereof, could result in the failure of the condition in Section 8(a) hereof to be satisfied (“Breach Notice”), the Purchaser shall have the Option Share Right as provided in this Section 10(b); provided, that if the Company has given notice of termination pursuant to Section 10(a)(v) and the Purchaser delivered the Breach Notice, then Purchaser may exercise the Option Share Right, subject to the Company’s ability to claim, after delivery of the Option Shares, that the Company was not so in breach and accordingly, that the Purchaser did not have the right to exercise the Option Share Right. Pursuant to the Option Share Right, the Purchaser shall be entitled, for a period of fifteen (15) Business Days following the date of termination of this Agreement to deliver a notice to the Company (the “Option Share Notice”) specifying the number of shares of Common Stock which Purchaser elects to purchase pursuant to this Section 10(b) (the “Option Shares”), which number of shares may not exceed a number equal to a fraction:
               (i) (x) the numerator of which shall be a number not exceeding 10,000,000 and (y) the denominator of which shall be $12.90, in the event that the Qualified Termination occurs within ninety (90) days of the date hereof; or
               (ii) (x) the numerator of which shall be a number not exceeding 15,000,000 and (y) the denominator of which shall be $12.90, in the event that the Qualified Termination occurs at any time following the expiration of the ninety (90) day period referred to in clause (i) above.
The Company shall be obligated to deliver the Option Shares within five (5) Business Days of receipt of the Option Share Notice substantially simultaneously with the deposit to an account specified in writing by the Company of immediately available funds in U.S. Dollars equal to the product of $12.90 and the number of Option Shares specified in the Option Share Notice. The Company shall provide Purchaser with account information upon any Qualified Termination of this Agreement. From the date hereof through the earlier of (x) the Closing Date or (y) the date of expiration of the Option Share Right, the Company shall at all times keep a sufficient number of shares of Common Stock reserved for issuance assuming the maximum number of shares issuable pursuant to the Option Share Right provided for in this Agreement.
          (c) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10(a), written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant which such termination is made, and all rights and obligations of (a) the Purchaser and (b) the Company, solely with respect to the Purchaser shall terminate and no party shall have any liability to the other party, except for obligations of such parties in Sections 5(g), 5(h), 5(j), 10(b), 10(c) and Article 11 (including any definitions in this Agreement that are used in such Sections), which shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, termination of this Agreement pursuant to Section 10(a) shall not release any party from any liability for any material breach by such party of the terms and provisions of this Agreement prior to such termination.
     11. MISCELLANEOUS.
          (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Purchaser may assign its rights under this Agreement, in whole or in part, solely to an Eligible Person or to any of its Affiliates, without the consent of the Company or to any other Person, with the consent of the Company. If the Purchaser assigns its rights under this Agreement prior to the Closing in accordance with this Section 11(a), such assignee shall execute a counterpart to this Agreement.
          (b) Governing Law; Jurisdiction; Waiver of Jury Trial.
               (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.
               (ii) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
               (iii) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
          (c) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity.
          (d) Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties of the Company and the Purchaser contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing through the period terminating on the Price Protection Share Issuance Date; provided, however, that the representations and warranties of the Company contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g), 3(k), 3(n), 3(o), 3(p) and 3(q) shall survive until the expiration of the applicable statute of limitations.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          (f) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.
          (g) Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by email (with a return receipt) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to the Company,
177 Broad Street
Stamford, CT 06901
Attention: Mark Molina
Facsimile: (203) 504-1104
Email: mmolina@L1ID.com
with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Marita A. Makinen
Facsimile: (212) 310-8007
Email: Marita.Makinen@weil.com
and
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention: Kyle Krpata
Facsimile: (802) 650-3100
Email: Kyle.Krpata@weil.com
If the Purchaser, to:
O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention: Doron Lipshitz and David Schultz
Facsimile: (212) 326-2061
Email: dlipshitz@omm.com and dschultz@omm.com
or such other addresses or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
          (h) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser. Any amendment effected in accordance with this Section 11(h) will be binding upon the Purchaser, the Company and their respective successors and assigns. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable securities then outstanding.
          (i) Fees, Costs and Expenses. At the Closing and from time to time following the Closing, the Company shall pay promptly upon request, (x) to Purchaser (or as directed by Purchaser), all reasonable out-of-pocket fees and expenses incurred by Purchaser and all costs associated with any filing with or compliance with any requirements of any regulatory authority and (y) to O’Melveny & Myers LLP, counsel to Purchaser, all legal fees and expenses in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (which shall not include any premiums to such firm’s customary billing rates).
          (j) Exchange Act Reporting and Publicity. Neither the Company nor the Purchaser shall issue any press releases or any other public statements or make any Exchange Act reportings or filings with any regulatory authority with respect to these Transactions, including not filing this Agreement or any of the other Transaction Documents, and the Company shall not make any disclosure to any person about or relating or referring to Purchaser or any of its Affiliates without the Purchaser’s prior written consent, except (x) if such disclosure is specifically required by a regulatory authority, in which case (i) the Company shall use reasonable best efforts to have such regulatory authority withdraw such requirement and (ii) if, after compliance with subclause (i), such disclosure or filing  is still required, the Company shall give the Purchaser a reasonable opportunity to review and comment on such disclosure, and the Company shall include such comments to the extent consistent with its disclosure obligations, (y) the Company will, in compliance with this Section 5(j) describe the terms of the transaction contemplated by this Agreement in a press release published on the date hereof and in a Current Report on Form 8-K and (z) the Company shall, if advised by outside legal counsel, file this Agreement as an Exhibit to the earlier to be filed of its next due Quarterly Report on Form 10-Q or the filing of a registration statement pursuant to the Registration Rights Agreement; provided, that if additional disclosure regarding the Agreement is included in such filings, such disclosure will be made in compliance with this Section 5(j).
          (k) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
          (l) Replacement of Shares. If any certificate or instrument evidencing any Purchased Shares (and if applicable, the Price Protection Shares and the Option Shares), is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Shares (and if applicable, the Price Protection Shares).
          (m) Indemnification.
               (i) Subject to Section 11(m)(iii), the Company shall indemnify, defend, save and hold harmless to the fullest extent permitted by law each Purchaser and each Purchaser’s Affiliates and each of their respective stockholders, partners, members, managers, investors, officers, directors, employees, advisors, agents or other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act (each an “Indemnified Person”) from and against, and shall promptly reimburse each Indemnified Person for, any cost, damage, disbursement, fee, expense, liability (joint or several), loss, deficiency, penalty, judgment, claim, lawsuit, action, expense, assessment, fine or settlement of any kind or nature, including reasonable legal, accounting and other professional fees and expenses, that are actually imposed on or otherwise actually incurred, suffered or sustained by such Indemnified Person, including those incurred upon any appeal, joint or several (individually, a “Loss” and, collectively, “Losses”) as a result of, or arising out of, relating to or in connection with (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Purchased Shares, the Option Shares and the Price Protection Shares.
               (ii) Promptly after receipt by an Indemnified Person of written notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Company pursuant to the indemnification provisions of this Section 11(m), notify the Company in writing of the commencement of such action; but the omission to so notify the Company shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under the indemnification provisions of this Section 11(m) to the extent the Company is not prejudiced by such omission. In case any such action shall be brought against any Indemnified Person and it shall notify the Company of the commencement thereof, if the Company shall acknowledge in writing that the Company shall be responsible and liable for all Losses in connection with such action, then the Company shall be entitled to participate therein and, to the extent that it shall wish (subject to the Indemnified Party’s written consent, which may be withheld by the Indemnified Party to the extent that the Indemnified Party’s rights under any other contested matter or any aspect of the Indemnified Party’s ongoing business operations may be prejudiced by the Indemnified Party’s lack of control over such action), to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and, after notice from the Company to such Indemnified Person of its election so to assume the defense thereof at its sole cost, risk and expense, the Company shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof, provided, however, that such Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the Company, if, in the reasonable opinion of counsel for such Indemnified Person the representation by the Indemnified Person and the Company by the same counsel would be inappropriate due to actual differing interests between such Indemnified Person and the

Company. If the Indemnified Party withholds its consent for the Company to take control of the defense and investigation of such action because and to the extent that the Indemnified Party’s rights under any other contested matter or any aspect of the Indemnified Party’s ongoing business operations may be prejudiced by the Indemnified Party’s lack of control over such lawsuit, the Indemnified Party may employ counsel and participate in the defense thereof but the reasonable fees and expenses of such counsel shall be at the expense of the Company and shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one proceeding or series of related proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such proceeding). Except as set forth in the immediately preceding sentence, such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such proceeding or the Company shall not have employed counsel to have charge of the defense that is reasonably satisfactory to the Indemnified Party of such proceeding within 60 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from, additional to, or in conflict with those available to the Company (in which case the Company shall not have the right to direct that portion of the defense of such proceeding on behalf of such Indemnified Party, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one proceeding or series of related proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such proceeding). The Company shall not be liable for any settlement or compromise of any such proceeding effected without its consent, but if settled or compromised with the written consent of the Company, the Company agrees to indemnify and hold harmless the Indemnified Party from and against any Losses by reason of such settlement. The Company shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any pending or threatened action or claim in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action or claim and does not include an admission of fault, culpability or failure to act, by or on behalf of such Indemnified Party.
               (iii) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company’s indemnification obligations pursuant to this Section 11(m), other than for a breach of a covenant or a representation or warranty contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g), 3(k), 3(n), 3(o), 3(p) and 3(q) shall not apply to any claim for Losses unless and until such claim for Losses exceeds $200,000 (the “Basket Amount”), in which event the Company’s indemnification obligations pursuant to this Section 11(m) shall apply to the amount of all such Losses, the Company’s indemnification obligations to Purchaser and its related Indemnified Persons pursuant to this Section 11(m)

shall not require the Company to pay for any Losses incurred by such Indemnified Persons in excess of the aggregate consideration received by the Company from the Purchaser hereunder (including attorneys’ fees) and the Company shall not, in any event, be liable to any Indemnified Person for any consequential, special or punitive damages of such Indemnified Person pursuant to this Section 11(m).
               (iv) The parties agree that they will not initiate any cause of action or similar right against any Indemnifying Party for recovery of losses, unless such party has sought recovery for Losses arising out of, incurred in connection with or resulting from this Agreement pursuant to and in accordance with the provisions of this Section 11(m), provided that this Section 11(m)(iv) shall not apply to any cause of action or similar right against any Indemnifying Party if such cause or action or similar right alleges fraud or willful misconduct.
          (n) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.
          (o) Entire Agreement. This Agreement and the other Transaction Documents, together with all exhibits and schedules hereto and thereto constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. Except as set forth in Section 3(b)(i) of the Disclosure Letter, the Company has not, directly or indirectly, made any agreements or entered into any arrangements or understandings with any Person which does not include the Purchaser with respect to or relating to the subject matter hereof or the Transactions contemplated hereby except as set forth in the Transaction Documents.
          (p) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchaser, the Company and the Purchaser will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
          (q) Meaning of “Include” and “Including”. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.
[Remainder of page intentionally left blank.]
* * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	Chairman, President & CEO

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF JUNE 30, 2008
BY AND AMONG
L-1 IDENTITY SOLUTIONS, INC.
AND THE PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to L-1 Identity Solutions, Inc. the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Purchased Shares:

Purchase Price: $60,000,000.00

Purchaser:	LRSR LLC

Signature:	/s/ Kathryn Aronsohn

Name:	Kathryn Aronsohn

Title:	Secretary

EXHIBIT B
Form of Registration Rights Agreement

FORM OF REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT, dated as of                     , 2008 (the “Agreement”), between L-1 IDENTITY SOLUTIONS, INC., a Delaware corporation (the “Company”), and the Purchaser (as defined herein).
     WHEREAS, pursuant to the Securities Purchase Agreement, dated as of June 30, 2008, between the Company and the Purchaser (as such agreement may be amended from time to time, the “Purchase Agreement”), the Purchaser will be issued, as of the Closing Date (as defined in the Purchase Agreement), that number of shares of common stock, par value $0.001, of the Company (the “Common Stock”) determined in accordance with Section 1(b) thereto (the “Purchased Shares”);
     WHEREAS, pursuant to Section 5(b) of the Purchase Agreement, the Purchaser shall obtain the right to elect to receive additional shares of Common Stock (the “Price Protection Shares”) on the third Business Day (as defined below) following the first anniversary of the issuance date of the Purchased Shares (the “Price Protection Share Issuance Date”), which Price Protection Shares shall be issued under the circumstances and subject to the terms and conditions set forth in the Purchase Agreement;
     WHEREAS, the Company has agreed to grant the Purchaser the right to purchase additional shares of Common Stock upon certain events of termination of the Purchase Agreement, pursuant to Section 10(b) thereof and subject to the terms and conditions set forth therein (the “Option Shares”);
     WHEREAS, the Company desires to provide to the Purchaser and its Permitted Assignees (as defined below) rights to registration under the Securities Act (as hereinafter defined) of the resale of the Purchased Shares, the Price Protection Shares (if issued) and the Option Shares (if issued), on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Purchaser hereby agree as follows:
     Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” of a person shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall have the meaning assigned thereto in the Preamble.
     “Business Day” shall mean a day except a Saturday, a Sunday or other day on which the Commission or banks in the City of New York are authorized or required by law to be closed.
     “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act,

whichever is the relevant statute for the particular purpose.
     “Common Stock” shall have the meaning assigned thereto in the Recitals to this Agreement.
     “Company” shall have the meaning assigned thereto in the Preamble.
     “Company Indemnified Person” shall have the meaning assigned thereto in Section 6(b).
     “Confidentiality Obligations” shall have the meaning assigned thereto in Section 3(e).
     “EDGAR” shall have the meaning assigned thereto in Section 3(a)(ix) of this Agreement.
     “Effective Time” shall mean, with respect to any Shelf Registration Statement, the time and date as of which the Commission declares such Shelf Registration Statement effective or as of which such Shelf Registration Statement otherwise becomes effective.
     “Electing Holder” shall mean each of the Purchaser, any Eligible Person that, in any case, has returned a completed and signed Notice and Questionnaire to the Company at least five (5) Business Days prior to the Closing Date, in the case of the Purchased Shares, on or prior to Price Protection Share Issuance Date, in the case of the Price Protection Shares, on or prior to the Option Share Issuance Date, in the case of the Option Shares or in accordance with Section 3(a)(ii) hereof and the instructions set forth on the Notice and Questionnaire.
     “Eligible Persons” shall have the meaning assigned thereto in the Purchase Agreement.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.
     “Filing Notice” shall have the meaning assigned thereto in Section 3(e).
     The term “holder” shall mean each of the Purchasers and other Eligible Persons who acquire Registrable Securities from time to time, in each case for so long as such person owns any Registrable Securities.
     “Holder Indemnified Person” shall have the meaning assigned thereto in Section 6(a).
     “Indemnified Person” shall mean a Company Indemnified Person or a Holder Indemnified Person, as applicable.
     “Indemnifying Person” shall mean the Company with respect to its obligations to indemnify the Holder Indemnified Persons pursuant to Section 6(a), and each Electing Holder with respect to its obligations to indemnify the Company Indemnified Persons pursuant to Section 6(b).
     “Losses” shall have the meaning assigned thereto in Section 6(a).
     “Material Disclosure Event” shall mean, as of any date of determination, any pending

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or imminent event relating to the Company, which, in the good faith determination of the Audit Committee of the board of directors of the Company after consultation with counsel to the Company (i) requires disclosure of material, non-public information relating to such event in any Shelf Registration Statement or related prospectus (including documents incorporated by reference therein) so that such Shelf Registration Statement would not be materially misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws but for the filing of such Shelf Registration Statement, and (iii) if publicly disclosed at the time of such event, would reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company or would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.
     “Notice and Questionnaire” shall mean a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.
     “Option Shares” shall have the meaning assigned thereto in the Recitals to this Agreement.
     “Option Share Filing Date” shall have the meaning assigned thereto in Section 2(a).
     “Option Share Issuance Date” shall mean the date of issuance of the Option Shares by the Company to the Purchaser, pursuant to the terms of the Purchase Agreement.
     The term “person” shall mean a corporation, association, partnership, organization, limited liability company, limited partnership, limited liability partnership, or other similar entity, individual, government or political subdivision thereof or governmental agency.
     “Permitted Assignee” means any Affiliate of any holder or any Eligible Person who acquires Registrable Securities from such holder.
     “Price Protection Share Filing Date” shall have the meaning assigned thereto in Section 2(a).
     “Price Protection Share Issuance Date” shall have the meaning assigned thereto in the Recitals to this Agreement.
     “Price Protection Shares” shall have the meaning assigned thereto in the Recitals to this Agreement.
     “Purchase Agreement” shall have the meaning assigned thereto in the Recitals to this Agreement.
     “Purchased Shares” shall have the meaning assigned thereto in the Recitals to this Agreement.
     “Purchaser” shall have the meaning assigned thereto in the Purchase Agreement.

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     “Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (ii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company; or (iii) such Security shall cease to be outstanding.
     “Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     “Securities” means collectively, (i) the Purchased Shares, (ii) the Price Protection Shares, if issued, (iii) the Option Shares, if issued and (iv) any Common Stock which may be issued or distributed in respect thereof, by way of stock dividend or stock split or other distribution, or in connection with a combination of shares, merger, consolidation, recapitalization, reclassification or otherwise.
     “Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.
     “Shelf Registration” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Suspension Notice” shall have the meaning assigned thereto in Section 3(d).
     “Suspension Period” shall have the meaning assigned thereto in Section 3(d).
     Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.
     Section 2. Registration Under the Securities Act.
          (a) The Company shall file under the Securities Act, a “shelf” registration statement providing for the registration of, and the resale on a continuous or delayed basis by, each Electing Holder of all of the Registrable Securities then held by such Electing Holder, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (each such filing, the “Shelf Registration” and each such registration statement, the “Shelf Registration Statement”), as follows: (x) with respect to the Purchased Shares, the Company shall file a Shelf Registration Statement no later than the Closing Date (as defined in the Purchase Agreement), (y) with respect to the Price Protection Shares, if applicable, the Company shall file a Shelf Registration Statement no later than five (5) Business Days after the date of issuance of the Price Protection Shares (such filing date, the “Price Protection Share Filing Date”) and (z) with

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respect to the Option Shares, if applicable, the Company shall file a Shelf Registration Statement no later than five (5) Business Days after the date of issuance of the Option Shares (such filing date, the “Option Share Filing Date”). The Company agrees to use its best efforts to cause each Shelf Registration Statement to become or be declared effective as soon as practicable after the applicable Shelf Registration Statement filing deadline described above (but in any event within forty-five (45) days thereof) and, subject to Section 3(d), to keep each Shelf Registration Statement continuously effective for 180 days following the Closing Date, the Price Protection Share Filing Date, or the Option Share Filing Date, as applicable; provided, that in the event that the Registrable Securities shall not be freely distributable pursuant to Rule 144 at any time between the applicable 180-day anniversary and the date that is 365 days following the Closing Date, the Price Protection Share Filing Date, or the Option Share Filing Date, as applicable, the Company shall keep the applicable Shelf Registration Statement continuously effective until the earlier of (i) such time as all Registrable Securities become freely distributable pursuant to Rule 144 and (ii) the date that is 365 days following the Closing Date, the Price Protection Share Filing Date, or the Option Share Filing Date, as applicable. After the Effective Time of any Shelf Registration Statement, promptly upon the request of an Eligible Person holding Registrable Securities that is not then an Electing Holder, the Company shall use its best efforts to take any action reasonably necessary to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement; provided, however, that such Eligible Person must return a completed and signed Notice and Questionnaire to the Company in accordance with this Agreement. The Company further agrees to promptly supplement or make amendments to the Shelf Registration Statement, including, without limitation, any post-effective amendments, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for any such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration.
          (b) The Company shall use its best efforts to take all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as contemplated in Section 2(a) hereof, and, to the extent the Shelf Registration Statement is not effective upon filing with the Commission, to submit to the Commission, within two (2) Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the Commission or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post-effective amendment, if applicable) of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.
          (c) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference herein to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

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     Section 3. Registration Procedures.
The following provisions shall apply to the filing of any Shelf Registration Statement:
          (a) The Company shall:
               (i) prepare and file with the Commission, within the time periods specified in Section 2(a), Shelf Registration Statements on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate (provided, however, that if the Shelf Registration Statements are not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statements to convert it to Form S-3) and which shall register all of the applicable Registrable Securities for resale by the Electing Holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use its best efforts to cause each such Shelf Registration Statement to become effective as soon as practicable but in any case within the time periods specified in Section 2(a);
               (ii) after the Effective Time of the applicable Shelf Registration Statement, upon the request of any Eligible Person that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided, that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;
               (iii) provide the Electing Holders and their counsel with a reasonable opportunity to review, and comment on, any Shelf Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Electing Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act or for the Company to comply with its obligations hereunder;
               (iv) as soon as practicable prepare and file with the Commission such amendments and supplements to any such Shelf Registration Statement (including any required post effective amendments) and the prospectus included therein as may be necessary to effect and maintain the continuous effectiveness, subject to Section 3(d), of such Shelf Registration Statement for the period specified in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, including to include any Electing Holder to be named as a selling security holder therein;
               (v) for a reasonable period prior to the filing of each such Shelf Registration Statement, and throughout the periods specified in Section 2(a), make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the representative and/or counsel for the Electing Holder such financial and other information and books and records of the Company, and cause the officers, employees, counsel

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and independent certified public accountants of the Company to be available to respond to such inquiries, as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (provided such person agrees that it will give notice to the Company and allow the Company, at its expense, to promptly undertake appropriate action and to prevent disclosure of such information deemed confidential);
               (vi) promptly notify each of the Electing Holders, and if requested by any such Electing Holder, confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the applicable Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
               (vii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;
               (viii) if requested by any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the amount of Registrable Securities being sold by such Electing Holder, the name and description of such Electing Holder, the offering price of such Registrable Securities and any compensation payable in respect thereof, and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

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               (ix) furnish to each Electing Holder, a conformed copy of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder) and of the prospectus included in such Shelf Registration Statement, in conformity in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder and to permit such Electing Holder to satisfy the prospectus delivery requirements of the Securities Act; provided, however, the Company shall have no obligation to deliver to the Electing Holders copies of any amendment consisting exclusively of an Exchange Act report of other Exchange Act filing otherwise publicly available on the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). Subject to Section 3(b) below, the Company hereby consents to the use of such prospectus and any amendment or supplement thereto by each such Electing Holder, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any supplement or amendment thereto;
               (x) use its best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(a) above and for so long as may be necessary to enable any such Electing Holder to complete its distribution of Registrable Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary to enable each such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(a)(x), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;
               (xi) use its best efforts to obtain all other approvals, consents, exemptions or authorizations of each governmental agency or authority, whether federal, state or local, which may be required to effect each Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their applicable Registrable Securities; and
               (xii) make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its subsidiaries covering a period of twelve (12) months beginning within three (3) months after the effective date of

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the applicable Shelf Registration Statement, which earnings statement shall comply with Section 11(a) of the Securities Act and Rule 158 thereunder.
          (b) In the event that the Company would be required, pursuant to Section 3(a)(vi)(E) above, to notify the Electing Holders, the Company shall promptly prepare and furnish to each of the Electing Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(a)(vi)(E) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.
          (c) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities held by such Electing Holder, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
          (d) Notwithstanding any other provision of this Agreement, in the event of a Material Disclosure Event, the Company may notify holders of Registrable Securities in writing (such notice, a “Suspension Notice”) that a Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities for a period not to exceed forty-five (45) consecutive days at any one time and in the aggregate during any twelve-month period (any such period, a “Suspension Period”); provided, that the Company promptly thereafter complies with the requirements of Section 2(b) hereof, if applicable;

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provided, further, that the Company shall not be entitled to more than one (1) Suspension Period throughout the relevant period of effectiveness specified in Section 2(a) for the applicable Shelf Registration Statement; and provided, further, that, if a post-effective amendment is required by applicable law to be filed with the Commission to cause a holder to be named as a selling security holder in the Shelf Registration Statement, the period of time between the filing and the effectiveness of any such post-effective amendment shall be not deemed to be a Suspension Period hereunder. The first day of any Suspension Period must be at least two trading days after the last day of any prior Suspension Period. Each holder agrees that upon receipt of any notice from the Company pursuant to this Section 3(d), it will discontinue use of the prospectus contained in the Shelf Registration Statement until the earlier of (i) the expiration of the Suspension Period, (ii) receipt of copies of the supplemented or amended prospectus relating thereto or (iii) such time as the holder is advised in writing by the Company that the use of the prospectus contained in the Shelf Registration Statement may be resumed. Any Suspension Notice shall be accompanied or promptly followed by a certificate of the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Company confirming that the Audit Committee of the board of directors of the Company has determined that a Material Disclosure Event has occurred. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, provide notice to all holders that the Suspension Period has ended, and shall take any and all actions necessary or desirable to give effect to any holder’s rights under this Agreement that may have been affected by such notice.
          (e) If at any time after the Closing Date and prior to the sale of any Registrable Securities by use of a Shelf Registration Statement by a holder, a holder shall request to know whether the Company has been requested to file a registration statement under the Securities Act with respect to an offering of securities of the Company, or shall request to know whether any securityholder of the Company has proposed to “take down” securities of the Company from a shelf registration statement, then the Company, to the extent permitted by Law and (subject to the last sentence of this Section 3(e)) the Company’s applicable confidentiality obligations regarding disclosure of such proposals or requests of a securityholder (the “Confidentiality Obligations”), and to the extent it is aware of any such proposals or requests of a securityholder, shall give written notice (a “Filing Notice”) of such proposed filing or “take-down” to such requesting holder as soon as practicable. To the extent permissible pursuant to Law or (subject to the following sentence) applicable Confidentiality Obligations as noted above, such Filing Notice shall include the pertinent information about such proposed filing or “take down” as is known to the Company (including the number and class of such securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement). The Company hereby agrees that it shall use its reasonable best efforts to obtain waivers from the applicable parties in connection with any Confidentiality Obligations.
     Section 4. Registration Expenses.
The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Agreement, whether or not the Shelf

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Registration Statement becomes effective, including (a) all Commission and any NASD registration, filing and review fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(a)(x) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Electing Holders may designate, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing blue sky memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company, (g) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration and (h) any out-of-pocket expenses of the Electing Holder, including any fees, disbursements and expenses of counsel to such Electing Holder.
     Section 5. Representations and Warranties.
The Company represents and warrants to, and agrees with, each Purchaser and each of the holders from time to time of Registrable Securities that:
          (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(a)(vi)(E) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(b) hereof, each such registration statement, and each prospectus contained therein or furnished pursuant to Section 3(a) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in full conformity with information furnished in writing to the Company by a holder of Registrable Securities solely with respect to such holder expressly for use therein.

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          (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in full conformity with information furnished in writing to the Company by a holder of Registrable Securities solely with respect to such holder expressly for use therein.
     Section 6. Indemnification.
          (a) Indemnification by the Company. The Company will indemnify and hold harmless to the full extent permitted by law each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement, each of their Affiliates, and their respective directors, officers, managers, members, stockholders, partners, employees, advisors, agents, representatives of the foregoing, and each of their respective successors and assigns, and each person who “controls” any of the foregoing within the meaning of the Securities Act and the Exchange Act (each such person listed above being sometimes referred to as a “Holder Indemnified Person”), against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Holder Indemnified Person may become subject; and the Company agrees to reimburse such Holder Indemnified Person for any for any legal or other expenses reasonably incurred by it, as such expenses are incurred, in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not such Holder Indemnified Person is or may be a party thereto, to which such Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Shelf Registration Statement, insofar as such Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or free writing prospectus contained therein or furnished by the Company to any such Electing Holder or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such Holder Indemnified Person in any such case to the extent that any such Loss (x) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or free writing prospectus, or amendment or supplement thereto, in reliance upon and in full conformity with written information furnished to the Company by the Electing Holder expressly for use therein, or (y) arises from such Holder Indemnified Person’s use of the Shelf Registration Statement or prospectus or any amendments or supplements thereto during a Suspension Period. The indemnity provided in this Section 6(a) shall remain in full force and effect regardless of any

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investigation made by or on behalf of such Holder Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the holder or any such other persons.
          (b) Indemnification by the Holders. Each Electing Holder agrees, severally and not jointly, to: (i) indemnify and hold harmless the Company (for purposes of the Section 6, the “Company Indemnified Person”), against any Losses to which the Company may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or free writing prospectus contained therein or furnished by the Company to any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (A) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in full conformity with written information furnished to the Company by such Electing Holder expressly for use therein and (B) such Electing Holder had a reasonable opportunity to review the relevant registration statement or preliminary, final or free writing prospectus contained therein or amendment or supplement thereto prior to its filing and failed to correct such statement or omission; and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the net proceeds actually received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.
          (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Person under subsection (a) or (b) above of written notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against an Indemnifying Person pursuant to the indemnification provisions of or contemplated by this Section 6, notify such Indemnifying Person in writing of the commencement of such action; but the omission so to notify the Indemnifying Person shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof to the extent the Indemnifying Person is not materially prejudiced by such omission. In case any such action shall be brought against any Indemnified Person and it shall notify an Indemnifying Person of the commencement thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, such Indemnifying Person shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that such Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the Company, if, in the reasonable opinion of such Indemnified Person the representation by such counsel of such Indemnified Person and the Company would be inappropriate due to actual

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or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding, and provided, further, that the Indemnifying Person shall not be required to pay for more than one such separate counsel for all similarly situated Indemnified Persons in connection with any indemnification claim. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses referred to therein, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and the Indemnified Person in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Person and Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Person or by such Indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Person as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.
          (e) The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnified Person at law or in equity.
     Section 7. Miscellaneous.

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          (a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that (i) it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Agreement and (ii) neither this Agreement nor the exercise of any of the rights of the holders contained herein, shall trigger (whether immediately or through the passage of time) any rights of any holder of securities that are currently subject to registration rights agreements with the Company.
          (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchaser and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchaser and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.
          (c) Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond.
          (d) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at L-1 Identity Solutions, Inc., 177 Broad Street, Stamford, CT 06901, Attention: Mark Molina, Facsimile: (203) 504-1104, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York , New York 10153, Attention: Marita A. Makinen, Esq., and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
          (e) Parties in Interest. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part, except by operation of law. This Agreement and the rights, duties and obligations of the holders hereunder may be assigned by any holder to a Permitted Assignee in whole or in part, without the consent of the Company, provided such Permitted Assignee agrees to be bound by the terms of this Agreement, whereupon such Permitted Assignee shall be deemed to be a holder for all purposes of this Agreement. Subject to the preceding sentence, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of

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any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of, this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.
          (f) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of the transactions contemplated herein.
          (g) Governing Law.
               (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.
               (ii) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
          (h) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
          (i) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived

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(either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(i), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.
          (j) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities and this Agreement) at the offices of the Company at the address thereof set forth in Section 7(c) above.
          (k) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among the Purchasers and the Company.
          (l) Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
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* * *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

L-1 IDENTITY SOLUTIONS, INC.
By:
Name:
Title:

[PURCHASER]
By:
Name:
Title: